                                    [Photo]


                      Florida East Coast Industries, Inc.


                  Supplemental Real Estate Information Package
                               December 31, 2002

                      Florida East Coast Industries, Inc.


                  Supplemental Real Estate Information Package

                                     INDEX
                                     -----

                                  Introduction
                                  ------------

Introduction and forward-looking statements                                   1

                     Flagler Operating Property Information
                     --------------------------------------

Detail of property portfolio, including occupancy, financial                3-4
   measures and subsequent events
Lease expirations                                                             5
Real estate development pipeline                                              6

                           Land Held for Development
                           -------------------------

Land held for development                                                     8
Information and estimates for major developments                              9

                                 Surplus Lands
                                 -------------

Surplus land currently on the market for sale or under contract              11

                                 Introduction
                                 ------------


Purpose
-------
The purpose of this package is to provide investors with additional information about the Company's real estate holdings.

About Florida East Coast Industries, Inc.
-----------------------------------------
Florida East Coast Industries, Inc., headquartered in St. Augustine, Fla., conducts operations through two wholly owned subsidiaries, Flagler Development Company (Flagler) and Florida East Coast Railway, L.L.C. (FECR). Flagler owns, develops, leases and manages 6.9 million square feet of commercial and industrial space, including 471,000 square feet in the development phase, and owns approximately 1,030 acres of entitled land and 5,500 acres of additional Florida properties. FECR is a regional freight railroad that operates 351 miles of main line track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta, Jacksonville and Miami. For more information, visit the Company's website at http://www.feci.com.

About Flagler Development Company
---------------------------------
A subsidiary of Florida East Coast Industries, headquartered in Jacksonville, Fla., Flagler owns, develops, leases and manages approximately 6.9 million square feet of office and industrial space, including 300,000 square feet in joint ventures with Duke Realty Corporation and 471,000 square feet in development phase. Flagler's space consists of Class-A office and industrial properties, primarily in Jacksonville, Orlando, Ft. Lauderdale and Miami. In addition, Flagler owns approximately 1,030 acres of entitled land in Florida which is available for development of up to an additional 14.7 million square feet and Flagler owns approximately 5,500 acres of other Florida properties.

About Florida East Coast Railway's Lands
----------------------------------------
In addition to Flagler's realty holdings, Florida East Coast Railway has land holdings of 1,182 acres which are redundant to the Railway's operating requirements. Over time, the Railway has been reconfiguring its operations to improve efficiency of asset utilization and free up lands for higher and better uses. This process is continuing.

         Contacts:

                  Investors: Bradley D. Lehan
                             (904) 819-2128

                  Media:     Husein A. Cumber
                             (904) 826-2280

Forward-Looking Statements
--------------------------

This Information Package contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the Company's future timing and costs of pursuing its development projects and the timing and amounts of resultant future rental revenues; changes in the real estate market or in general economic conditions, including the possibility of a general economic slowdown or recession; product and geographical concentration; industry competition; changes in interest rates and capital markets; discretionary government decisions affecting the use of land, and delays resulting therefrom; changes in the management team; changes in tax laws; weather conditions and other natural occurrences that may affect construction or cause damage to assets; liability for environmental remediation and changes in environmental laws and regulations; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of parties to reach agreement on definitive terms or to close transactions; costs and availability of land and construction materials; limitations on and challenges to title of property; risks related to the financial strength of joint venture projects; changes in policies and practices or organized labor groups; shortages in electrical power; and other risks inherent in the real estate business. Further information on these and other risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Forms 10-K and 10-Q. The Company assumes no obligations to update the information contained in this Information Package, which speaks only as of its date.

                     Flagler Operating Property Information


[Photo of Gran Park at SouthPark]              [Photo of Deerwood North]


     Gran Park at SouthPark                          Deerwood North




   [Photo of Beacon Pointe]              [Photo of Gran Park at Beacon Station]


        Beacon Pointe                          Gran Park at Beacon Station

FLAGLER DEVELOPMENT COMPANY
OPERATING PROPERTIES

                                                                                                                 Depre-
                                                                                       12/     12/    Opera-    ciation &   EBITDA
                                                                                       31/     31/    ting       Amorti-     ($)
                                                                           Total      2002     2002   Profit     zation    3 months
                                                                           Rent-      Occu-    Occu- 3 months    3 months    ended
                            Year                                           able       pied     pied    ended      ended     12/31/
         Building Name      Built   Location             Type               SF         SF        %   12/31/2002 12/31/2002   2002
         -------------      -----   --------             ----            ---------  ---------  ----- ---------- ---------- ---------

same store duPont Center I  1987  Jacksonville          Office              80,000     49,021   61%     24,090     74,647    98,737
same store duPont Center II 1988  Jacksonville          Office              80,000     76,791   96%    107,859    110,120   217,979

-----------------------------------------------------------------------------------------------------------------------------------
    2      Dupont Center                                                   160,000    125,812   79%    131,949    184,767   316,716
-----------------------------------------------------------------------------------------------------------------------------------

same store Deerwood South
             Office
             Building 1     1996  Jacksonville          Office             134,235     86,593   65%     52,397    159,839   212,236
same store Deerwood South
             Office
             Building 2     1996  Jacksonville          Office             124,735    118,933   95%    227,905    117,335   345,240
same store Deerwood South
             Office
             Building 3     1996  Jacksonville          Office             126,121     84,789   67%     64,402    188,815   253,217
same store Deerwood South
             Office
             Building 4     1998  Jacksonville          Office             134,931    134,931  100%    247,205    184,045   431,250
same store Deerwood North
             Office
             Building 1     1999  Jacksonville          Office             135,283    128,528   95%    190,756    207,945   398,701
           Deerwood North
             Office
             Building 2     2001  Jacksonville          Office             135,270     98,254   73%     26,814    155,634   182,448

-----------------------------------------------------------------------------------------------------------------------------------
    6      Gran Park at
             Deerwood                                                      790,575    652,028   82%    809,479  1,013,613 1,823,092
-----------------------------------------------------------------------------------------------------------------------------------

same store Flagler Center
             Office 1       1999  Jacksonville          Office             123,298         --   0%    (274,320)   112,745  (161,575)
same store Flagler Center
             OSW 1          1997  Jacksonville Office/Showroom/Warehouse   147,553    147,553  100%    134,401    222,411   356,812
same store Flagler Center
             OSW 2          1998  Jacksonville Office/Showroom/Warehouse    62,780     61,643   98%    126,541     38,212   164,753
same store Flagler Center
             OSW 3          1998  Jacksonville Office/Showroom/Warehouse   134,085    134,085  100%     41,697    242,509   284,206
same store Flagler Center
             OSW 4          1999  Jacksonville Office/Showroom/Warehouse    97,183     83,760   86%     14,828    193,117   207,945
same store Flagler Center
             FLW 1          1997  Jacksonville   Front Load Warehouse       98,800     98,800  100%     53,406     52,737   106,143
same store Flagler Center
             RB 1           1997  Jacksonville       Rail Building         107,800    107,800  100%     49,900     37,631    87,531

-----------------------------------------------------------------------------------------------------------------------------------
    7      Flagler Center                                                  771,499    633,641   82%    146,453    899,362 1,045,815
-----------------------------------------------------------------------------------------------------------------------------------

same store Avenues Office
             Building 1     1992  Jacksonville          Office              80,018     47,071   59%     15,816     95,033   110,849
same store Avenues Office
             Building 2     1993  Jacksonville          Office              80,614     51,497   64%     27,446     83,817   111,263
same store Avenues Office
             Building 3     1995  Jacksonville          Office              80,936     77,220   95%    104,873     99,692   204,565
same store Avenues OW 1,
             Bldg 400,
             Barnett Tech   1994  Jacksonville     Office/Warehouse        147,231    112,231   76%     46,508     55,988   102,496
same store Avenues OW 2,
             Bldg 600,
             Harte-Hanks    1996  Jacksonville     Office/Warehouse        154,326    146,034   95%    141,393     45,310   186,703
same store Avenues OSW 1,
             Bldg 100       1992  Jacksonville Office/Showroom/Warehouse    40,571     18,123   45%    (15,884)    35,055    19,171
same store Avenues OSW 2,
             Bldg 200       1992  Jacksonville Office/Showroom/Warehouse    61,911     58,687   95%     98,680     39,873   138,553
same store Avenues OSW 3,
             Bldg 500       1997  Jacksonville Office/Showroom/Warehouse    70,126     35,071   50%      3,790     78,188    81,978

-----------------------------------------------------------------------------------------------------------------------------------
    8      Gran Park at
             the Avenues                                                   715,733    545,934   76%    422,622    532,956   955,578
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
    23     TOTAL NORTH
             REGION                                                      2,437,807  1,957,415   80%  1,510,503  2,630,698 4,141,201
-----------------------------------------------------------------------------------------------------------------------------------

same store Gran Park at
             SouthPark
             - Office 1     1998    Orlando             Office             144,931    134,481   93%    145,233    341,043   486,276
same store Gran Park at
             SouthPark
             - Office 2     1999    Orlando             Office             144,852    144,574  100%    344,834    311,706   656,540
           Gran Park at
             SouthPark
             - Office 3     2001    Orlando             Office             182,613    125,629   69%    460,544    237,665   698,209
same store Gran Park at
             SouthPark
             - Office 4     2000    Orlando             Office              98,384     84,756   86%     43,039    189,998   233,037
same store Gran Park at
             SouthPark
             - OSW 1        1998    Orlando    Office/Showroom/Warehouse   131,607    108,591   83%    146,303    233,964   380,267
same store Gran Park at
             SouthPark
             - OSW 2        2000    Orlando    Office/Showroom/Warehouse   133,231     76,221   57%   (128,888)   197,070    68,182

-----------------------------------------------------------------------------------------------------------------------------------
    6      Gran Park at
             SouthPark I                                                   835,618    674,252   81%  1,011,065  1,511,446 2,522,511
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
    6      TOTAL CENTRAL
             REGION                                                        835,618    674,252   81%  1,011,065  1,511,446 2,522,511
-----------------------------------------------------------------------------------------------------------------------------------

FLAGLER DEVELOPMENT COMPANY
OPERATING PROPERTIES



                                                                                                                Depre-
                                                                                      12/     12/    Opera-    ciation &   EBITDA
                                                                                      31/     31/    ting       Amorti-     ($)
                                                                          Total      2002     2002   Profit     zation    3 months
                                                                          Rent-      Occu-    Occu- 3 months    3 months    ended
                            Year  Loca-                                   able       pied     pied    ended      ended     12/31/
         Building Name      Built tion             Type                    SF         SF        %   12/31/2002 12/31/2002   2002
         -------------      ----- -----            ----                ---------  ---------  ----- ----------  ----------- -------

same store Gran Park
             at Beacon
             Station OW 1   1990   Miami       Office/Warehouse          109,216     54,455   50%       (644)    44,361      43,717
same store Gran Park
             at Beacon
             Station OW 2   1991   Miami       Office/Warehouse          109,900    109,900  100%     74,595     51,716     126,311
same store Gran Park
             at Beacon
             Station OW 3   1992   Miami       Office/Warehouse           80,860     80,860  100%     32,522     39,054      71,576
same store Gran Park
             at Beacon
             Station OW 4   1993   Miami       Office/Warehouse           81,153     81,153  100%     58,094     38,475      96,569
same store Gran Park
             at Beacon
             Station OW 5   1996   Miami       Office/Warehouse          103,200     40,876   40%     17,767     33,120      50,887
same store Gran Park
             at Beacon
             Station
             OSW 1          1989   Miami   Office/Showroom/Warehouse      48,886     48,886  100%     37,852     29,696      67,548
same store Gran Park
             at Beacon
             Station
             OSW 2          1989   Miami   Office/Showroom/Warehouse      79,840     79,840  100%     32,160     64,901      97,061
same store Gran Park
             at Beacon
             Station
             OSW 3          1990   Miami   Office/Showroom/Warehouse      79,782     79,782  100%     62,207     43,908     106,115
same store Gran Park
             at Beacon
             Station
             OSW 4          1992   Miami   Office/Showroom/Warehouse      79,670     65,812   83%     42,979     37,858      80,837
same store Gran Park
             at Beacon
             Station
             OSW 5          1994   Miami   Office/Showroom/Warehouse      80,200     80,200  100%     34,345     59,033      93,378
same store Gran Park
             at Beacon
             Station
             FLW 1          1991   Miami     Front Load Warehouse        119,333    100,933   85%     27,117     40,423      67,540
same store Gran Park
             at Beacon
             Station
             FLW 2          1992   Miami     Front Load Warehouse        138,600    138,600  100%     91,882     47,195     139,077
same store Gran Park
             at Beacon
             Station
             FLW 3          1993   Miami     Front Load Warehouse        138,600    138,600  100%    117,692     37,129     154,821
same store Gran Park
             at Beacon
             Station
             FLW 4          1993   Miami     Front Load Warehouse         90,735     90,735  100%     63,535     31,572      95,107
same store Gran Park
             at Beacon
             Station
             FLW 5          1994   Miami     Front Load Warehouse        119,400    119,400  100%     88,596     30,112     118,708
same store Gran Park
             at Beacon
             Station
             FLW 6          1995   Miami     Front Load Warehouse         91,393     65,794   72%      9,219     33,853      43,072
same store Gran Park
             at Beacon
             Station
             FLW 7          1995   Miami     Front Load Warehouse         91,393     91,393  100%     70,163     36,929     107,092
same store Gran Park
             at Beacon
             Station
             DFLW 1         1993   Miami  Double Front Load Warehouse    238,530    238,530  100%    187,843     80,831     268,674
same store Gran Park
             at Beacon
             Station RB 1   1989   Miami         Rail Building            69,680     69,680  100%     47,253     26,816      74,069
same store Gran Park
             at Beacon
             Station RB 2   1991   Miami         Rail Building            70,000     70,000  100%     39,205     29,110      68,315
same store Gran Park
             at Beacon
             Station RB 3   1993   Miami         Rail Building           119,400    119,400  100%     32,405     36,494      68,899
same store Gran Park
             at Beacon
             Station RB 4   1994   Miami         Rail Building           138,600    138,600  100%     76,930     48,677     125,607
same store Gran Park
             at Beacon
             Station SC 1   1994   Miami        Service Center            38,956     30,138   77%     27,858     36,767      64,625
same store Gran Park
             at Beacon
             Station Phase
             II - OW 1      1997   Miami       Office/Warehouse          103,200     33,280   32%    (30,738)    42,372      11,634
           Gran Park
             at Beacon
             Station Phase
             II - Retail    2001   Miami            Retail                42,800      3,400   8%     (38,646)    21,493     (17,153)
           Gran Park
             at Beacon
             Station Phase
             II - OW 26     2001   Miami       Office/Warehouse          201,000    126,766   63%     81,179     54,588     135,767

-----------------------------------------------------------------------------------------------------------------------------------
    26     Gran Park at
             Beacon Station                                            2,664,327  2,297,013   86%  1,283,370  1,076,483   2,359,853
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
    26     TOTAL SOUTH
             REGION                                                    2,664,327  2,297,013   86%  1,283,370   1,076,483  2,359,853
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
    55     TOTAL 100% OWNED
             OPERATING
             PROPERTIES                                                5,937,752  4,928,680   83%  3,804,938  5,218,627  9,023,565
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
    52     TOTAL SAME
             STORE
             PROPERTIES
             ONLY                                                      5,376,069  4,574,631   85%  3,275,047  4,749,247  8,024,294
-----------------------------------------------------------------------------------------------------------------------------------

OPERATING PROPERTIES - PARTNERSHIPS

The Company holds certain investments in realty partnerships for the purpose of developing, leasing and managing real estate with an unaffiliated partner.

The Company held an undivided 50% equity ownership interest in each of these joint ventures at 12.31.02. During January 2003, the Company purchased Duke Realty's 50% interest in the three Beacon Station buildings shown herein.

Rentable SF and occupied SF for operating properties held in the partnership are shown at 100%.

Operating Profit, depreciation/amortization and EBITDA for partnership properties are shown at 50% of total project EBITDA reflecting Flagler's 2002 ownership interest.

   Gran Park at Beacon Station - 22    1999      Miami      Office/Warehouse  179,832  179,832   100%    61,641    52,796   114,436
   Gran Park at Beacon Station - 23    1999      Miami      Office/Warehouse  179,832  179,832   100%    50,609    46,457    97,066
   Gran Park at Beacon Station - 24    1999      Miami      Office/Warehouse  179,672  179,672   100%    51,369    40,837    92,205
   Weston at Beacon Pointe - Office 1  1999  Ft Lauderdale       Office        97,579   68,430    70%   (26,224)  154,684   128,460
   Weston at Beacon Pointe - Office 2  2001  Ft Lauderdale       Office        97,180   72,266    74%   101,913   (18,874)   83,039

-----------------------------------------------------------------------------------------------------------------------------------
5  TOTAL 50/50 OWNED PROPERTIES                                               734,095  680,032    93%   239,307   275,899  515,205
-----------------------------------------------------------------------------------------------------------------------------------

Same store properties include all properties that were in service during both 2001 and 2002 (excluding one 101,444 SF fully leased building that is held for sale). For purposes of this presentation, Operating Profit of $171,693, depreciation/amortization expense of $114,538 and EBITDA of $286,231 for the fourth quarter 2002 related to a fully occupied 101,000 SF operating property which is currently held for sale were excluded.

Subsequent events:

During January 2003, the Company acquired a 59,000 SF fully occupied office building in Jacksonville.

During January 2003, the Company leased the entire 123,298 SF five story office building at Flagler Center in Jacksonville to a subsidiary of GMAC. The tenant will take occupancy in April 2003.

During January 2003, Chase Manhatten Mortgage Company renewed its current lease, adding an additional 41,000 SF to its offices in Deerwood South.

During January 2003, the Company purchased Duke Realty's 50% interest in the three Beacon Station buildings shown herein.

EBITDA is not a GAAP measurement. It is calculated by adding depreciation and amortization to operating profit.

Occupied SF represent all leases that have been executed and have commenced. It does not include leases that have been executed, but have not commenced.

FLAGLER DEVELOPMENT COMPANY
Lease Expirations (square feet)

                             100% Owned Properties
-------------------------------------------------------------------------------
  Expirations            North      Central      South            All Regions
  Time Frame             Region     Region       Region              Total
-------------------------------------------------------------------------------

  01/01/03 - 12/31/03    332,164     52,943        544,605          929,712
  01/01/04 - 12/31/04    342,588      4,699        301,577          648,864
  01/01/05 - 12/31/05    251,533    122,574        556,701          930,808
  01/01/06 - 12/31/06    185,803     16,797        407,651          610,251
  01/01/07 - 12/31/07    149,343     65,009        140,236          354,588
  01/01/08 - 12/31/18    680,495    405,618        298,550        1,384,663

-------------------------------------------------------------------------------
Total Square Feet      1,941,926    667,640      2,249,320        4,858,886*
-------------------------------------------------------------------------------

* Difference between total expiring and total occupied represents leases that are currently in short-term extension status.


                             Partnership Properties
-------------------------------------------------------------------------------
  Expirations                North       Central    South         All Regions
  Time Frame                 Region      Region     Region           Total
-------------------------------------------------------------------------------

  01/01/03 - 12/31/03          -            -        24,914       24,914
  01/01/04 - 12/31/04          -            -       135,643      135,643
  01/01/05 - 12/31/05          -            -       217,755      217,755
  01/01/06 - 12/31/06          -            -       252,751      252,751
  01/01/07 - 12/31/07          -            -        30,074       30,074
  01/01/08 - 12/31/16          -            -        18,895       18,895

-------------------------------------------------------------------------------
Total Square Feet              -            -       680,032      680,032
-------------------------------------------------------------------------------

REAL ESTATE DEVELOPMENT PIPELINE

                                                                                                                  Actual
                                                                                                         Net        or
                                                                                                         Rent-   Expected       %
                                                                                                         able   Certificate  Leased/
                                                                                                        Square      of        Pre-
Development Projects - as of 12/31/02                                                                    Feet    Occupancy   leased
                                                                                                       -------  -----------  ------

Status                Ownership %
------                -----------

1  Lease-Up             100%       Port Everglades Building 1                                           84,000    Jan-02       36%
2  Lease-Up           50/50 JV     Beacon Pointe at Weston 3 - Ft. Laud - (50/50 - Flagler/Weeks)       97,000    Jan-02       80%
                                   ---------------------------------------------------------------------------
                                   Projects in Lease-Up Period                                         181,000
                                   ---------------------------------------------------------------------------

3 Under Construction    100%       SouthPark II - Corinthian Colleges BTS                               60,000    Sep-03      100%
4 Under Construction    100%       Beacon Station - Ryder BTS                                          230,000    Jan-05      100%
                                   ---------------------------------------------------------------------------
                                   Projects under Construction                                         290,000
                                   ---------------------------------------------------------------------------

5  Pre-development      100%       Beacon Station at Gran Park Miami OW 25                             160,211       TBD        0%
6  Pre-development      100%       Beacon Station at Gran Park Miami OW 27                             200,709       TBD        0%
7  Pre-development      100%       Gran Park at SouthPark Building 700                                  93,400       TBD        0%
8  Pre-development      100%       Port Everglades Building 2                                          136,230       TBD        0%
                                   ---------------------------------------------------------------------------
                                   Projects in Pre-development                                         590,550
                                   ---------------------------------------------------------------------------

                                   ---------------------------------------------------------------------------
                                   Total Development and Pre-development Projects                    1,061,550
                                   ---------------------------------------------------------------------------


Lease-up period is defined as a maximum of 12 months from the date the property is issued a certificate of occupancy and during which time certain costs continue to be capitalized. Properties are still considered to be in the development stage.

Under construction is defined as the status of a building that is in the process of being developed, assembled, built or constructed. A building is considered to be under construction after construction has commenced and until a certificate of occupancy is received.

Pre-development phase is defined as the status of a project when the necessary permits have been obtained and investments have been made in engineering, architectural planning and design.

Land utilized in pre-development phase is considered land held for development until the property reaches the construction and lease-up phase.

                           Land Held for Development


                                                                 Flager Center





                        [Aerial Photo of Flager Center]










                                                                 Beacon Station







                       [Aerial Photo of Beacon Station]

Flagler Development Company
Land Currently Held for Development as of December 31, 2002


                                                                 Approx.                                 Entitlements
Property Name/Description                             County      Acres        Use           Office   Industrial   Other    Total
-----------------------------------------------------------------------------------------------------------------------------------
duPont Center                                         Duval         7  Dev. Office           500,000                        500,000
Gran Park at The Avenues                              Duval        14  Dev. Commercial             -     46,270              46,270
Flagler Center                                        Duval       444  Dev. Commercial     2,334,800  1,811,400  100,000  4,246,200
Gran Park at Deerwood                                 Duval        17  Dev. Office           235,022                        235,022
Gran Park at SouthPark I                              Orange       15  Dev. Commercial       163,000                        163,000
Beacon Station I                                      Dade          7  Dev. Commercial        60,800              63,200    124,000
Beacon Station II - Section 6                         Dade        190  Dev. Commercial       880,787  2,630,768   58,000  3,569,555
Beacon Pointe                                         Broward       6  Dev. Office           108,069                        108,069
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL - Held for Development (Within Parks)                    700                      4,282,478  4,488,438  221,200  8,992,116
-----------------------------------------------------------------------------------------------------------------------------------

Bartram Park (adjacent to Flagler Center)             Duval        90  Undev. Office         882,000                        882,000
Gran Park at SouthPark II                             Orange       77  Undev. Commercial   1,800,000              98,000  1,898,000
Downtown Miami                                        Dade          9  Dev. Commercial     1,000,000                      1,000,000
Flagler Plaza - Sunrise                               Broward      40  Dev. Office           822,853                        822,853
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL - Held for Development (Entitled Tracts)                 216                      4,504,853          -   98,000  4,602,853
-----------------------------------------------------------------------------------------------------------------------------------

Lemberg North                                         St. Johns   585  Undev. Industrial           -                              -
Section 8 (adjacent to Beacon Station)                Dade        465  Undev. Commercial           -                              -
Section 31 (adjacent to Beacon Station)               Dade         73  Undev. Commercial           -                              -
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL - Held for Development (Unentitled Tracts)             1,123                              -          -        -          -
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total Land Held for Development                                 2,039                      8,787,331  4,488,438  319,200 13,594,969
-----------------------------------------------------------------------------------------------------------------------------------

Property held for development within parks and entitled tracts are shown at net developable acreage. Unentitled tracts are shown at gross acreage.

The land in the pre-development phase is included in this schedule. Once property reaches the construction and lease-up phase, it is no longer included in the "held for development" category.

-------------------------------------------------------------------------------
The schedule above does not include acreage or entitlement information related to South Jax Industrial Park and Section 32 , both which are currently on the market for sale, and a 32-acre parcel which is currently under contract at Flagler Center for $9.5M.
-------------------------------------------------------------------------------

              Land Held for Development-information and estimates
                 for Selected Properties as of December, 2002

----------------------------------------------------------------  ----------------------------------------------------------------
Flagler Center                                                    Beacon Station II - Section 6
----------------------------------------------------------------  ----------------------------------------------------------------
Estimated Acres Available for Development*                   444  Estimated Remaining Developable Acres                       190
Estimated Value today per Square Foot (Land)(1)  Min      $ 4.25  Estimated Value today per Square Foot (Land)(5) Min      $ 7.50
   assumes infrastructure in place               Max      $ 6.50     assumes infrastructure in place              Max      $ 9.00

Estimated Infrastructure time frame                     6 year(s) Estimated Infrastructure time frame                    1 year(s)
 - Start                                                    2003   - Start                                                   2003
 - Finish                                                   2008   - Finish                                                  2003
Estimated Infrastructure cost per                                 Estimated Infrastructure cost per
  Developable Acre(9)                                   $ 55,000    developable acre                                     $ 10,000

Estimated Land Absorption                            12-15 years  Estimated Land Absorption                             5-7 years
 - Start                                                    2003   - Start                                                   2003

*Does not include approx. 32 acres currently
under contract for $9.5M
---------------------------------------------------------------   ----------------------------------------------------------------

----------------------------------------------------------------  ----------------------------------------------------------------
Bartram Park - Adjacent to Flagler Center                         Section 8 - Adjacent to Beacon Station
----------------------------------------------------------------  ----------------------------------------------------------------
Estimated Remaining Developable Acres                        90   Estimated Developable Acres                                 309
Estimated Value today per Square Foot (Land)(2)  Min     $ 5.50   Estimated Value today per Square Foot (Land)(6) Min      $ 6.00
   assumes infrastructure in place               Max     $ 6.50      assumes infrastructure in place              Max      $ 8.63

Estimated Infrastructure time frame                    3 year(s)  Estimated Infrastructure time frame                   10 year(s)
 - Start                                                   2004    - Start                                                   2004
 - Finish                                                  2006    - Finish                                                  2013
Estimated Infrastructure cost per                                 Estimated Infrastructure cost per
  Developable Acre                                     $ 30,000     Developable Acre                                    $ 205,000

Estimated Land Absorption                             5-7 years   Estimated Land Absorption                           10-12 years
 - Start                                                   2005    - Start                                                   2005

----------------------------------------------------------------  ----------------------------------------------------------------

----------------------------------------------------------------  ----------------------------------------------------------------
Gran Park at SouthPark I                                          Section 31 - Adjacent to Beacon Station
----------------------------------------------------------------  ----------------------------------------------------------------
Estimated Remaining Developable Acres                        15   Estimated Developable Acres                                  55
Estimated Value today per Square Foot (Land)(3)  Min     $ 4.17   Estimated Value today per Square Foot (Land)(7) Min      $ 8.50
   assumes infrastructure in place               Max     $ 5.17      assumes infrastructure in place              Max     $ 11.50

Estimated Infrastructure time frame                    0 year(s)  Estimated Infrastructure time frame                    5 year(s)
 - Start                                                    N/A    - Start                                                   2004
 - Finish                                                   N/A    - Finish                                                  2008
Estimated Infrastructure cost per                                 Estimated Infrastructure cost per
  Developable Acre                                         $ --     Developable Acre                                    $ 182,000

Estimated Land Absorption                             2-3 years   Estimated Land Absorption                             5-6 years
 - Start                                                   2003    - Start                                                   2005

----------------------------------------------------------------  ----------------------------------------------------------------

----------------------------------------------------------------  ----------------------------------------------------------------
Gran Park at SouthPark II                                         Flagler Plaza - Sunrise
----------------------------------------------------------------  ----------------------------------------------------------------
Estimated Developable Acres                                  77   Estimated Developable Acres                                  40
Estimated Value today per Square Foot (Land)(4)  Min     $ 5.98   Estimated Value today per Square Foot (Land)(8) Min      $ 7.50
   assumes infrastructure in place               Max     $ 6.98      assumes infrastructure in place              Max      $ 8.50

Estimated Infrastructure time frame                    4 year(s)  Estimated Infrastructure time frame                    0 year(s)
 - Start                                                   2003    - Start                                                    N/A
 - Finish                                                  2006    - Finish                                                   N/A
Estimated Infrastructure cost per                                 Estimated Infrastructure cost per
  Developable Acre                                     $ 90,000     Developable Acre                                         $ --

Estimated Land Absorption                            8-10 years   Estimated Land Absorption                             7-9 years
 - Start                                                   2003    - Start                                                   2004

----------------------------------------------------------------  ----------------------------------------------------------------

(1) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 75% Office - 25% Industrial - 0% Retail.
(2) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 100% Office - 0% Industrial - 0% Retail.
(3) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 100% Office - 0% Industrial - 0% Retail.
(4) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 88% Office - 0% Industrial - 12% Retail.
(5) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 25% Office - 75% Industrial - 0% Retail.
(6) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 25% Office - 75% Industrial - 0% Retail.
(7) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 100% Office - 0% Industrial - 0% Retail.
(8) Value is based on a blended Price per Square Foot Based on a Proposed Development Mix of: 100% Office - 0% Industrial - 0% Retail.
(9) Cost is net of expected reimbursements of certain costs from an incremental tax district.

-------------------------------------------------------------------------------
The Company has not provided detailed information on the following properties that are listed on the previous page: duPont Center, Gran Park at The Avenues, Gran Park at Deerwood, Beacon Station I, Beacon Pointe, Downtown Miami, and Lemberg North.
-------------------------------------------------------------------------------

This document provides information as of the date hereof. The company may from time to time supply updated or additional information in the future but undertakes no obligation to do so and investors are cautioned that the information provided herein speaks only as of December 31, 2002.

NOTE: Readers should refer to the Introduction page within this document for an in-depth review of Forward Looking Statements.

                                  Surplus Land






                    [Aerial Photo of Miami River Property]




         Miami River Property Currently Under Contract for $17 Million

             Surplus and Other Properties Currently on the Market
                   or Under Contract as of December 31, 2002

                          Flagler Development Company
                                 On the Market

                                                   Approx.
Property Name/Description          County           Acres          Asking Price
-------------------------------------------------------------------------------
Ft. Pierce K-4                     St. Lucie        564.0            $7,867,620
Section 32 - 121st Way             Dade              41.0            $8,918,910
Stuart Commerce Park               Martin            22.0            $4,831,455
National Gardens                   Volusia           60.0            $2,300,000
Tico                               Brevard          400.0            $1,940,000
South Jax Industrial Park          Duval             16.0            $1,779,548
Vectorspace                        Brevard           27.0            $1,250,172
Pompano - Birmingham Steel         Broward            8.0            $1,085,000
Sharpes                            Brevard          102.0              $975,000
10 Parcels                         Various           38.0              $723,000
Bunnell                            Flagler           70.0              $210,000
-------------------------------------------------------------------------------
SUBTOTAL - Flagler Surplus
   Land on the Market                             1,348.0           $31,880,705
-------------------------------------------------------------------------------

                      Florida East Coast Railway, L.L.C.
                                 On the Market

                                                   Approx.
Property Name/Description          County           Acres          Asking Price
-------------------------------------------------------------------------------
Eyster Blvd.                       Brevard           65.2            $7,476,500
Cadillac Gauge                     Brevard           72.0            $5,642,000
Passenger Station Parcel           St. Johns         11.9            $3,887,730
Kings Avenue                       Duval              4.1            $1,603,443
Charles Street                     Volusia            3.3            $1,125,000
Granada Blvd./Perrott Drive        Volusia            2.3              $918,000
Fountain Parcel                    St. Johns          0.8              $540,000
Hopkins Street                     Brevard            1.2              $268,000
Depot Site                         Volusia            3.6              $232,050
-------------------------------------------------------------------------------
TOTAL - Railway Surplus
         Land on the Market                         164.4           $21,692,723
-------------------------------------------------------------------------------
TOTAL - Flagler and Railway
         Surplus Land on the Market               1,512.4           $53,573,428
-------------------------------------------------------------------------------

Other Properties on the Market:
Union Planters - Building                                           $12,000,000
-------------------------------------------------------------------------------
TOTAL - Surplus and Other
         Properties on the Market                 1,512.4           $65,573,428
-------------------------------------------------------------------------------

      Flagler Development Company and Florida East Coast Railway, L.L.C.
              Surplus Land Under Contract as of December 31, 2002

                                                            Approx.   Contract
Property Name/Description                   Transactions    Acres      Prices
-------------------------------------------------------------------------------
Miami River Property                            1             7.3   $17,000,000
Other transactions                             14            26.4    $3,396,187
-------------------------------------------------------------------------------
TOTAL - Railway Surplus Land under Contract    15            33.7   $20,396,187
-------------------------------------------------------------------------------
TOTAL - Flagler Surplus Land under Contract     4         2,480.0   $25,149,182
-------------------------------------------------------------------------------
TOTAL - Railway and Flagler Surplus
         Land under Contract                   19         2,513.7   $45,545,369
-------------------------------------------------------------------------------
Other Properties under Contract:
Flagler Center                                               32.0    $9,500,000
Beacon Station - Section 6                                    1.3    $1,045,000
Beacon Station - Section 32 - SC2                             1.3      $990,000
-------------------------------------------------------------------------------
Total Other Properties under Contract                        35.6   $11,535,000
-------------------------------------------------------------------------------
Total Surplus and Other
  Properties under Contract                               2,549.3   $57,080,369
-------------------------------------------------------------------------------

Under Contract represents a signed agreement between two parties. In all cases, these agreements have contingencies and exit clauses enabling either or both parties to exit the agreement subject to various conditions.

Florida East Coast Railway owns 1,182 acres that currently are surplus to Railway operating requirements. 198 of these surplus acres are currently on the market for sale or under sale contract as detailed above.